SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  October 2, 1998

                                  BEL FUSE INC.
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             (Exact name of registrant as specified in its charter)

 New Jersey                       0-11676                          22-1463699
(State or other                (Commission                      (IRS Employer
 jurisdiction of                File Number)                     Identification
 incorporation)                                                     Number)

        198 Van Vorst Street, Jersey City, New Jersey                    07302
        (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (201) 432-0463



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          (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets

          On October 2, 1998, Bel Fuse Inc. ("Bel" or the "Company") consummated its acquisition of certain of the assets of Lucent Technologies Inc.'s
("Lucent's") signal transformer business, a part of Lucent's Power Systems manufacturing operations, for approximately $30 million in cash. The purchase price was paid from cash on hand.

          Bel intends to continue the signal transformer business purchased from Lucent, and to move the business to Bel's existing factory locations. In connection with the acquisition, Lucent and Bel signed a long-term contract for the continued supply of Lucent's signal transformer magnetics requirements.


Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements of Businesses Acquired

          The financial statements of the business acquired are not being provided herewith since it is impracticable for the Company to do so at the time this Report is filed. Such required financial statements will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.

         (b)   Pro Forma Financial Information

          The pro forma financial information required pursuant to Article 11 of Regulation S-X is not being furnished herewith since it is impracticable for the Company to do so at the time this Report is filed. Such required pro forma financial information will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.

         (c) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 2.1 Agreement for the Purchase and Sale of Assets by and among Lucent Technologies Inc., Lucent Technologies Maquiladoras Inc. and Bel Fuse Inc., dated as of October 2, 1998




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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BEL FUSE INC.


                                              By: /s/ Daniel Bernstein
                                                  _____________________
                                                  Daniel Bernstein
                                                  President

Dated:  October 17, 1998